As filed with the Securities and Exchange Commission on May 7, 2007
                                                          Registration No. 333-
================================================================================
                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ______________

                                    FORM F-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                 ______________

                                   NEXEN INC.
             (Exact name of Registrant as specified in its charter)

              CANADA                                         98-6000202
(State or other jurisdiction of                           (I.R.S. Employer
incorporation or organization)                         Identification Number)
                                 ______________

                             801 - 7th Avenue S.W.
                        Calgary, Alberta, Canada T2P 3P7
                                 (403) 699-4000
   (Address and telephone number of Registrant's principal executive offices)
                                 ______________

                                   Nexen Inc.
                        c/o Nexen Petroleum U.S.A. Inc.
                               12790 Merit Drive
                                Suite 800, LB 94
                              Dallas, Texas 75251
                                 (972) 450-4600
           (Name, address and telephone number of agent for service)
                                   Copies to:

John B. McWilliams, Senior Vice President         Edwin S. Maynard
General Counsel and Secretary                     Paul, Weiss, Rifkind, Wharton
Nexen Inc.                                              & Garrison LLP
801 - 7th Avenue S.W.                             1285 Avenue of the Americas
Calgary, Alberta, Canada T2P 3P7                  New York, NY 10019-6064
(403) 699-4000                                    (212) 373-3000
                                 ______________

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |X|

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933, check the following box.                                              |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering.                     [_]

If this Form is a post-effective amendment filed pursuant to Rule-462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.                                                      [_]

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the
following box.                                                              [_]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities
Act, check the following box.                                               [_]


                                         CALCULATION OF REGISTRATION FEE
===================================================================================================================================
                                                           Proposed maximum           Proposed maximum
     Title of each class of            Amount to          aggregate offering         aggregate offering              Amount of
  securities to be registered        be registered          price per unit*               price*                 registration fee
-----------------------------------------------------------------------------------------------------------------------------------
         Common Shares              2,000,000 shares          U.S.$61.36             U.S.$122,720,000            U.S.$3,767.50
===================================================================================================================================

The prospectus contained herein is a combined prospectus filed pursuant to Rule 429 under the Securities Act of 1933 and also relates to registration statement No. 333-84786.

* Based on the average of the high and low prices of the common shares of Nexen Inc. on May 3, 2007 on the New York Stock Exchange, and estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933.

                                     PART I


                     INFORMATION REQUIRED IN THE PROSPECTUS

                                   NEXEN INC.

                            2,000,000 COMMON SHARES

                           DIVIDEND REINVESTMENT PLAN

On June 1, 1995,  Nexen Inc.  established  a  dividend  reinvestment  plan (the
"Original Plan") to provide holders of our common shares with a simple and convenient method of investing cash dividends in additional common shares of our company. On May 7, 2007, we amended and restated the Original Plan, as amended, (the "Plan").

A Plan participant may obtain additional common shares by reinvesting all of the cash dividends paid on the common shares held by the Plan participant without paying any brokerage commissions or service charges. Our dividends have historically been paid quarterly on January 1, April 1, July 1 and October 1.

Our common shares are listed on the Toronto Stock Exchange and on the New York Stock Exchange under the symbol "NXY." On May 3, 2007, the closing price of our common shares on the Toronto Stock Exchange was Cdn. $67.79 per share and the closing price of our common shares on the New York Stock Exchange was $61.33.

The purchase price of common shares purchased on behalf of Plan participants with reinvested dividends on common shares will be 95% of the simple average of the high and low trading prices for the common shares on the Toronto Stock Exchange for the five trading days preceding the dividend payment date. The simple average of the high and low trading prices for the common shares on the Toronto Stock Exchange for the five trading days preceding May 3, 2007 was Cdn. $67.04.

We cannot estimate anticipated proceeds from sales of common shares pursuant to the Plan, which will depend upon the market price of our common shares, the extent of shareholder participation in the Plan and other factors. We will not pay underwriting commissions in connection with the Plan but will incur costs of approximately U.S. $250,000 in connection with this offering.

WE URGE YOU TO CAREFULLY READ THE "RISK FACTORS" SECTION BEGINNING ON PAGE 7, WHERE WE DESCRIBE RISKS ASSOCIATED WITH THE PLAN AND OUR BUSINESS AND OPERATIONS, BEFORE YOU MAKE YOUR INVESTMENT DECISION.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.


                  The date of this prospectus is May 7, 2007.

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

AVAILABLE INFORMATION........................................................6

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE..............................6

ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES..................................7

RISK FACTORS.................................................................7
         Risks Related to the Plan...........................................7

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS............................8

THE COMPANY..................................................................9

USE OF PROCEEDS..............................................................9

THE PLAN.....................................................................9
         Purpose of the Plan................................................10
         Participation in the Plan..........................................10
         Method of Purchase.................................................11
         Purchase Price.....................................................11
         Fractional Common Shares...........................................11
         Administration.....................................................11
         Reports to Plan Participants.......................................12
         Withdrawal from the Plan...........................................12
         Certificates for Common Shares.....................................13
         Pledge, Encumbrance or Sale of Shares..............................13
         Shareholder Voting.................................................13
         Rights Offerings...................................................13
         Stock Splits and Stock Dividends...................................13
         Liability of the Company and the Agent.............................13
         Amendment, Suspension or Termination of the Plan...................13
         Notices............................................................14
         Effective date of the Plan.........................................14
         General............................................................14
         Governing Law......................................................14

INCOME TAX CONSIDERATIONS RELATING TO THE PLAN..............................14
         Canadian Federal Income Tax Considerations.........................15
         United States Federal Income Tax Considerations....................16

DESCRIPTION OF COMMON SHARES TO BE REGISTERED...............................20

EXPENSES....................................................................22

LIMITATIONS ON RIGHTS OF SHAREHOLDERS ARISING FROM OTHER
  NEXEN SECURITIES..........................................................22

INDEMNIFICATION.............................................................22

LEGAL MATTERS...............................................................22

EXPERTS.....................................................................23

                             AVAILABLE INFORMATION

We file annual and quarterly financial information, periodic, current and material change reports and other material with the Securities and Exchange Commission ("SEC"). Under a multi-jurisdictional disclosure system adopted by the United States, documents and other information that we file with the SEC may be prepared in accordance with the disclosure requirements of Canada, which are different from those of the United States. You may read and copy any document that we have filed with the SEC at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of the same documents from the public reference room of the SEC by paying a fee. You should call the SEC at 1-800-SEC-0330 or access its web site at www.sec.gov for further information about the public reference rooms. The SEC's Electronic Data Gathering and Retrieval system at www.sec.gov contains reports and other information about us and any public documents that we file electronically with the SEC.

We filed with the SEC a registration statement on Form F-3, together with all amendments and exhibits, of which this prospectus is a part, under the Securities Act of 1933 ("Securities Act"). This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, certain portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us and the common shares of Nexen Inc. ("Common Shares") you are encouraged to refer to the registration statement and the exhibits and schedules which are incorporated by reference. Statements contained in this prospectus as to the provisions of the Plan are not necessarily complete, and in each instance reference is made to the copy of the Plan, which is included as an Exhibit to the registration statement and each such statement in this prospectus is qualified in all respects by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We incorporate by reference the following documents we filed under the Securities Exchange Act of 1934 ("Exchange Act") with the SEC:

1.   Our Annual  Information  Form which is comprised  of our Annual  Report on
     Form 10-K dated February 26, 2007 as amended on April 2, 2007 (the "Amended Annual Report on Form 10-K");

2.   Our registration statement on Form 8-A, filed August 19, 1999;

3.   Our registration statement on Form 8-A, filed November 13, 2000;

4. Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006, June 30, 2006, September 30, 2006 and March 31, 2007; and

5. Our Current Reports on Form 8-K, filed on February 17, 2006, March 22, 2006, April 27, 2006, June 13, 2006, July 5, 2006, July 13, 2006, July 20,
     2006, October 25, 2006, December 5, 2006, February 13, 2007, February 15, 2007, March 8, 2007, April 12, 2007, April 26, 2007, April 27, 2007 and
     May 1, 2007.

All filings made by us on Form 10-K, Form 10-Q or Form 8-K subsequent to the date of this prospectus and prior to the termination of the offering contemplated by this prospectus are incorporated by reference into this prospectus as of the date of the filing of such documents or reports.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or therein or in any other later filed document which also is incorporated by reference in this prospectus modifies or supersedes that statement. Any such statement so modified shall not be deemed, except as so modified, to constitute a part of this prospectus. Any such statement so superseded shall be deemed not to constitute a part of this prospectus.

Any person receiving a copy of this prospectus may obtain without charge, upon written or oral request, a copy of any of the documents incorporated by reference herein, except for the exhibits to such documents unless such exhibits are specifically incorporated by reference in such documents. Requests should be directed to our principal executive offices, 801 - 7th Avenue S.W., Calgary, Alberta, Canada T2P 3P7, Telephone Number: (403) 699-4000.

                  ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES

We are a Canadian corporation whose principal offices are located in Calgary, Alberta. The enforcement by investors of civil liabilities under the United States securities laws may be affected adversely by the fact that we are incorporated under the laws of Canada, that some of our officers and directors may be residents of Canada, that some or all of the experts named in this prospectus may be residents of Canada and that all or a substantial portion of the assets of such persons and of our Company (as defined below) may be located outside of the United States. As a result, it may be difficult for United States investors to effect service of process within the United States upon us and upon those directors, officers or experts who are not residents of the United States or to realize in the United States upon judgments of courts of the United States, predicated upon civil liability of such persons under United States federal securities law or the securities law of any state of the United States. We have appointed Nexen Petroleum U.S.A. Inc. as our agent to accept service of process in any civil suit or action brought against us or to which we have been joined as defendant or respondent, in any appropriate court in any place subject to the jurisdiction of any state or of the United States or of the District of Columbia or Puerto Rico where the cause of action arises out of or relates to or concerns the Common Shares or any purchases or sales of such securities.

We have been advised by Blake, Cassels & Graydon LLP, our Canadian counsel, that in general a judgment of a United States court under the Securities Act may not be enforceable in Canada unless, as a minimum:

o the United States court in which the judgment was obtained had a basis for jurisdiction in the matter recognized by the laws of Alberta;

o such judgment was a final and conclusive judgment for a definite sum of money;

o such judgment is not predicated upon a penal law or a tax or revenue law of that jurisdiction; and

o such judgment does not conflict with the public policy of Alberta and was not obtained by fraud or in a manner opposed to natural justice.

We have also been advised by such counsel that there is doubt whether an action could be sustained in Alberta if the basis of liability is based solely upon the civil liability provisions of the Securities Act.

                                  RISK FACTORS

Before you decide to participate in the Plan and invest in our Common Shares, you should be aware of the following material risks in making such an investment. You should consider carefully these risk factors together with all risk factors and information included or incorporated by reference in this prospectus, including the risk factors set forth in our Amended Annual Report on Form 10-K, before you decide to participate in the Plan and purchase Common Shares. In addition, you should consult your own financial and legal advisors before making an investment.

RISKS RELATED TO THE PLAN

You will not know the price of the Common Shares you are purchasing under the Plan at the time you authorize the investment or elect to have your dividends reinvested.

The price of our Common Shares may fluctuate between the time you decide to purchase Common Shares under the Plan and the time of actual purchase. In addition, during this time period, you may become aware of additional information that might affect your investment decision.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates by reference forward-looking statements. All statements other than statements of historical fact included or incorporated by reference in this prospectus and which address activities, events or developments that we expect or anticipate may or will occur in the future, are forward-looking statements. We believe that the forward-looking statements made are reasonable based on information available to us on the date such statements were made. However, no assurance can be given as to future results, levels of activity and achievements. All subsequent forward-looking statements are expressly qualified in their entirety by these cautionary statements. Forward-looking statements are typically identified by terms such as "anticipate", "believe", "expect", "plan", "intend", or similar words suggesting future outcomes or our outlook. Forward-looking statements include statements with respect to such things as:

o    future crude oil, natural gas or chemicals prices;

o    future production levels;

o    future cost recovery oil revenues from our operations in Yemen;

o future capital expenditures and their allocation to exploration and development activities;

o    future asset dispositions;

o    future sources of funding for our capital program;

o    possible commerciality, development plans or capacity expansions;

o    future ability to execute dispositions of assets or businesses;

o    future debt levels;

o    future cash flows and their uses;

o    future drilling of new wells;

o    ultimate recoverability of reserves;

o    expected finding and development costs;

o    expected operating costs;

o    future demand for chemicals products;

o future expenditures and future allowances relating to environmental matters; and

o    dates by which certain areas will be developed or will come on stream.

Such forward-looking statements are subject to risks, uncertainties and other factors, many of which are beyond our control and each of which contributes to the possibility that our forward-looking statements will not occur or that actual results, levels of activity and achievements may differ materially from those expressed or implied by such statements, including, but not limited to: market prices for oil, natural gas and chemicals products; our ability to explore, develop, produce and transport crude oil and natural gas to markets; the results of exploration and development drilling and related activities; volatility in energy trading markets; foreign-currency exchange rates; economic conditions in the countries and regions in which we carry on business; governmental actions that increase taxes or royalties, change environmental and other laws and regulations; renegotiations of contracts; results of litigation, arbitration or regulatory proceedings; political uncertainty, including actions by insurgent or other armed groups or other conflict, including conflict between states; and other factors, many of which are beyond our control. The impact of any one risk, uncertainty or factor on a particular forward-looking statement is not determinable with certainty as these risks, uncertainties and factors are interdependent and management's future course of action depends upon our assessment of all information available at that time.

These additional factors are described in more detail in our management's discussion and analysis of financial condition and results of operations included in our Amended Annual Report on Form 10-K, incorporated by reference herein. You should not place undue reliance on forward-looking statements, as the plans, intentions or expectations upon which they are based might not occur or come to fruition. Statements relating to "reserves" or "resources" are deemed to be forward-looking statements, as they involve the implied assessment, based on certain estimates and assumptions, that the "reserves" and "resources" described can be profitably produced in the future. You should also carefully consider the matters discussed under the heading "Risk Factors" in this prospectus and the risks described in the other documents incorporated by reference in this prospectus.

Should one or more of these risks or uncertainties materialize, or should assumptions underlying the forward-looking statements prove incorrect, actual results, performance or achievements may vary materially from those described herein as intended, planned, anticipated, believed, estimated or expected. We do not intend, and do not assume any obligation, to update these forward-looking statements, except as required under applicable law.

                                  THE COMPANY

Nexen Inc. ("Nexen", or "Company" or "we" or "our" or "us") is an independent, Canadian-based, global energy company in Calgary, Alberta, Canada. Our head office is at 801 - 7th Avenue S.W., Calgary, Alberta, T2P 3P7.

                                USE OF PROCEEDS

Nexen has no basis for estimating precisely either the number of Common Shares that may be sold under the Plan or the prices at which such shares may be sold. The net proceeds from the sale of the Common Shares will be principally used for general corporate purposes.

                                    THE PLAN

In April 1995, we filed with the SEC a registration statement on Form F-3 with respect to 500,000 Common Shares to be issued pursuant to the Original Plan. In August, 1998, we filed with the SEC a registration statement on Form F-3 with respect to 1,000,000 Common Shares to be issued pursuant to the Original Plan. In August, 1999 we filed with the SEC a registration statement on Form F-3 with respect to 1,000,000 additional Common Shares to be issued pursuant to the Original Plan. In March 2002, we filed with the SEC a registration statement on Form F-3 with respect to 2,000,000 additional Common Shares to be issued pursuant to the Original Plan. The 2,000,000 additional Common Shares offered by this prospectus will also be issued pursuant to the Plan. The Plan will be effective as of May 7, 2007.

PURPOSE OF THE PLAN

The purpose of the Plan is to provide our shareholders of record with a convenient and economical method of purchasing Common Shares by investing all of their cash dividends in additional Common Shares without payment of any brokerage commissions or service charges. Historically, dividends have been declared quarterly and paid on January 1, April 1, July 1 and October 1. Nexen's board of directors decides when dividends are declared. Common Shares issued under the Plan will be registered in the name of the Plan participant and held in the account of each Plan participant maintained by CIBC Mellon Trust Company (the "Agent"). These additional Common Shares will be issued, subject to necessary regulatory approvals, directly from our treasury.

PARTICIPATION IN THE PLAN

A shareholder is eligible to participate in the Plan if the shareholder is a registered holder of Common Shares and meets the requirements outlined below. To become a Plan participant, you must complete and sign an authorization form and forward it to the Agent. If you are a citizen or resident of a country other than the United States and Canada, you must first determine that participating will not violate local laws applicable to us, the Plan and you as a Plan participant.

If your Common Shares are registered in a name other than your own, you may participate in the Plan by contacting your investment dealer, financial institution, bank, trust company, broker or recognized nominee and instruct that entity, subject to any restriction imposed by the entity, to participate in the Plan on your behalf.

If the Common Shares are registered in more than one name, all registered holders must sign the authorization form. Also, if your total holdings are registered in different names (e.g., full name on some share certificates and initials and surname on other share certificates), a separate authorization form must be completed for each style of registration. If dividends from all shareholdings are to be reinvested under one account, registration must be identical.

You may obtain an authorization form at any time upon written request addressed to the Agent. Once you have enrolled in the Plan, you will remain enrolled until you discontinue participation or until we terminate the Plan (see "- Amendment, Suspension or Termination of the Plan").

Your participation in the Plan will commence with the next dividend record date after the Agent receives your authorization form, provided the Agent receives it at least five business days before the dividend record date. If an authorization form is received by the Agent less than five business days before the dividend record date for a particular dividend, that dividend will be paid to you in the usual manner and participation in the Plan will commence with the next dividend record date. Dividend record dates for the Common Shares have historically been approximately two weeks prior to the payment date. Notice of the record date and payment date for any particular dividend is published in the financial press and at www.nexeninc.com at least seven trading days before the record date.

Any Common Shares acquired outside of the Plan that are not registered in exactly the same name or manner as Common Shares enrolled in the Plan will not be automatically enrolled in the Plan. If you purchase additional Common Shares outside the Plan, you are advised to contact the Agent to ensure that all Common Shares you own are enrolled in the Plan.

You may not assign your right to participate in and your right to purchase Common Shares under the Plan to another person. In the event of your death, your participation will remain effective until terminated by the personal representative of your estate or by us.

METHOD OF PURCHASE

If you are a Plan participant you may direct the Agent to reinvest all cash dividends on all Common Shares registered in a particular name or manner to purchase new Common Shares. You will not be entitled to direct payment to the

Agent of less than 100% of all cash dividends on the Common Shares you own. Cash dividends payable on Common Shares registered for a Plan participant, after deduction of any applicable withholding tax, will be paid to the Agent and applied automatically by the Agent on each dividend payment date to the purchase of Common Shares for that Plan participant.

Your account will be credited with the additional Common Shares purchased. The number of Common Shares, including fractional Common Shares (see "- Fractional Common Shares"), equals the dividends reinvested, divided by the purchase price.

PURCHASE PRICE

As a Plan participant, the price you pay for Common Shares purchased using reinvested dividends will be 95% of the simple average of the high and low trading prices for Common Shares on the Toronto Stock Exchange ("TSX") for the five trading days before the dividend payment date.

You will not be charged any brokerage commissions or service charges and Nexen will pay all Plan administration costs.

If you are a U.S. resident and receive your dividends in U.S. dollars, your dividends will be converted from Canadian dollars to U.S. dollars at the noon rate quoted by the Bank of Canada on the record date. Dividends in U.S. dollars, less applicable withholding taxes, will then be applied to purchase additional Common Shares under the Plan. The purchase price will be determined according to the first sentence of this paragraph, that will then be converted from Canadian dollars to U.S. dollars at the noon rate quoted by the Bank of Canada on the dividend payment date.

FRACTIONAL COMMON SHARES

The Agent will credit your account with fractions of Common Shares and any dividends in respect of such fractions to allow full investment of eligible funds. Fractions will be computed to seven decimal places. The rounding of any fractional interest shall be determined by the Agent using such methods as it deems appropriate in the circumstances.

ADMINISTRATION

The Agent will administer the Plan on behalf of Nexen and the Plan participants, pursuant to an agency agreement. The agreement may be terminated by Nexen or the Agent at any time by written notice to the other party. The Agent's responsibilities include:

o    receiving eligible funds;

o    purchasing and holding the Common Shares accumulated under the Plan;

o    reporting regularly to the Plan participants; and

o    other duties required by the Plan.

Common Shares purchased under the Plan will be registered in the name of each Plan participant and will be held by the Agent in the accounts of Plan participants. We pay all costs of administering the Plan, including the fees and expenses of the Agent. The Agent will be paid fees for its services as may from time to time be agreed upon by the Agent and us.

REPORTS TO PLAN PARTICIPANTS

The Agent will maintain a separate account for each Plan participant. You will receive from the Agent a detailed statement of your account as soon as practicable following each dividend payment. This statement will show the record date, the dividend payment date, the cash dividend paid on your Common Shares, the amount of any applicable withholding tax, the number of Common

Shares purchased through the Plan with respect to such dividend, the purchase price per Common Share and the updated total number of Common Shares being held by the Agent for your account. YOU SHOULD RETAIN THESE STATEMENTS FOR INCOME TAX PURPOSES. IN ADDITION, EACH YEAR YOU WILL ALSO RECEIVE APPROPRIATE INFORMATION THAT IS PROVIDED TO SHAREHOLDERS FOR INCOME TAX REPORTING PURPOSES.

WITHDRAWAL FROM THE PLAN

You or your legal representative may withdraw from the Plan at any time (but not more than once in each quarter) by writing to the Agent. If such notice is not signed by you, sufficient evidence of your representative's authority to act on your behalf must be supplied. The withdrawal will become effective on the day the Agent receives the notice as long as it is received at least five business days before the next dividend record date. If the notice is received after this date, the withdrawal will be effective the day after the dividend payment date.

When you withdraw from the Plan, a certificate will be issued for whole Common Shares credited to your account. You will also receive a cash payment for any fractional Common Shares based on the TSX closing share price on the day before the effective termination date. After that, cash dividends on Common Shares withdrawn from the Plan will be paid directly to you. In the event of your death, your participation in the Plan continues until a representative of your estate terminates your participation.

CERTIFICATES FOR COMMON SHARES

Common Shares purchased pursuant to the Plan will be registered in your name and credited to your individual account. This service protects you against the loss, theft or destruction of share certificates. The number of Common Shares held for you under the Plan (less any shares the certificates for which have been delivered to you) will be shown on your statement of account.

You can request a share certificate for any number of whole Common Shares purchased under the Plan and held by the Agent. If you withdraw from the Plan or the Plan is terminated, a certificate for the whole Common Shares issued to you under the Plan will be distributed to you, or where allowed for or required by applicable law, Common Shares may be electronically issued without a certificate.

You may request delivery of share certificates by writing to the Agent; however, certificates for less than five Common Shares will not be issued except upon withdrawal from or termination of the Plan. In no event will certificates be issued for fractional shares. Certificates will be sent to you no later than 21 days after the Agent receives your written request.

The following address may be used to request certificates from the Agent:

                           CIBC Mellon Trust Company
                            Corporate Trust Services
                                 P.O. Box 7010
                         Adelaide Street Postal Station
                        Toronto, Ontario, Canada M5C 2W9

Accounts under the Plan are maintained in the names in which the shares of the Plan participants were registered at the time they enrolled in the Plan. Consequently, certificates for whole shares will be similarly registered when issued.

PLEDGE, ENCUMBRANCE OR SALE OF SHARES

Common Shares issued under the Plan may not be pledged, encumbered, sold, transferred or otherwise disposed of and any such purported pledge sale or transfer will be void. If you wish to pledge, sell or transfer your Plan shares, you must request a share certificate for those shares and withdraw those shares from the Plan before you can take any action. A certificate will be issued only for whole Common Shares and will not be issued for less than five Common Shares except upon withdrawal from or termination of the Plan.

SHAREHOLDER VOTING

For any vote of shareholders, you will receive proxy material in order to vote all whole Common Shares held on the record date by the Plan for your account in the same manner as your other Common Shares. The Plan will vote all shares as you direct or you may vote by proxy or in person at the meeting of shareholders. A fractional share does not carry the right to vote.

RIGHTS OFFERINGS

If we have a rights offering in which separately tradable and exercisable subscription rights for additional Common Shares or other securities are issued to registered holders of our Common Shares, rights certificates for whole Common Shares held in a Plan participant's account will be transferred to the Plan participant on the record date of such rights issue. Such rights will not be made available for any fraction of a Common Share held in a Plan participant's account.

STOCK SPLITS AND STOCK DIVIDENDS

If our Common Shares are distributed because of a stock split or stock dividend, the Agent will retain the Common Shares received and proportionately credit your account, net of any applicable withholding taxes. The acquisition date of Common Shares distributed pursuant to a stock dividend will be the dividend payment date on which the stock dividend is paid. The Common Shares will be entitled to future dividend reinvestment in the same manner as other Common Shares held in your Plan account.

If you requested a certificate for Common Shares under the Plan (see "- Certificates for Common Shares"), then the Agent will mail you a certificate for any additional Common Shares distributed as a result of a stock split or stock dividend.

LIABILITY OF THE COMPANY AND THE AGENT

We and the Agent, in administering the Plan, are not liable for any act or omission to act in connection with the operation of the Plan, including, without limitation, any claims of liability: (a) for receipt or non-receipt of any payment, form or other writing purported to have been sent to us or the Agent; (b) for actions taken as a result of inaccurate and incomplete information or instructions; (c) arising out of failure to terminate a Plan participant's account upon a Plan participant's death prior to receipt by the Agent of notice in writing of such death; (d) relating to the prices at which Common Shares are purchased for Plan participant's account and the times such purchases are made; or (e) relating to Plan participant's tax liability.

You should recognize that neither we nor the Agent can assure you a profit or protect you against a loss on the Common Shares you purchase under the Plan.

AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN

We reserve the right to amend, modify, suspend or terminate the Plan at any time, but these actions will have no retroactive effect that would prejudice the interests of the Plan participants. You will be notified in writing of any modifications, amendment, suspension or termination of the Plan. If we terminate the Plan, the Agent will remit to you as soon as possible, certificates for whole Common Shares held in your accounts under the Plan and cash payments for any fraction of a Common Share based upon the closing price of the Common Shares on the TSX on the trading day immediately preceding the effective date of termination. If we suspend the Plan, the Agent will make no investment on the dividend payment date immediately following the effective date for such suspension. Any Common Share dividends subject to the Plan and paid after the effective date of such suspension will be remitted by the Agent to the Plan participants to whom these are due.

NOTICES

All notices from the Agent to you will be mailed to you at the last known address shown on the Agent's records. Please notify the Agent of any change in address. All notices, requests, elections or instructions under the Plan required or permitted to be given to the Agent or to us should be in writing and signed by you or your legal representative.

         Notices to the Agent should be sent to:

         CIBC Mellon Trust Company
         Corporate Trust Services
         P.O. Box 7010
         Adelaide Street Postal Station
         Toronto, Ontario, Canada M5C 2W9

         Notices to us should be sent to:

         Governance Office
         Nexen Inc.
         801 - 7th Avenue S.W.
         Calgary, Alberta T2P 3P7

EFFECTIVE DATE OF THE PLAN

The effective date of the Plan is June 1, 1995, as amended on May 7, 2007.

GENERAL

We reserve the right to interpret and regulate the Plan as we deem necessary or desirable and any such interpretation or regulation will be final.

Unless the context otherwise requires, words importing the singular number only shall include the plural and vice versa, words importing the masculine gender shall include feminine and neuter genders and vice versa, and words importing persons shall include individuals, partnerships, associations, trusts, unincorporated organizations and corporations.

GOVERNING LAW

The Plan shall be governed and construed in accordance with the laws in force of the Province of Alberta, Canada.

                 INCOME TAX CONSIDERATIONS RELATING TO THE PLAN

The following summary of tax consequences is of a general nature only and is not intended to be legal or tax advice to any particular Plan participant. It is the responsibility of Plan participants to consult their own tax advisors with respect to the tax consequences of participation in the Plan in their respective country of residence.

CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of the principal Canadian federal income tax considerations generally applicable to a Plan participant. This summary is based upon the current provisions of the Income Tax Act (Canada) (the "Tax Act"), the Regulations enacted thereunder (the "Regulations"), the CANADA-UNITED STATES INCOME TAX CONVENTION, 1980 (the "Canada-U.S. Tax Treaty") and Counsels' understanding of the current administrative practices of the Canada Revenue Agency. This summary also takes into account all specific, published proposals to amend the Tax Act and the Regulations announced by the Minister of Finance prior to the date hereof (the "Proposed Amendments"). This summary does not otherwise take into account or anticipate any changes in law or administrative practice thereof whether by judicial, governmental or legislative action, nor does it take into account provincial or territorial laws of Canada or the tax laws of any foreign country. No assurances can be given that the Proposed Amendments will be enacted as proposed or that legislative, judicial or administrative changes will not modify or change the statements expressed herein after the date of the Plan.

This summary assumes that all Common Shares held by a Plan participant, including Common Shares acquired under the Plan, are held by the Plan participant as capital property. Generally, the Common Shares will be considered to be capital property to a Participant, provided that the Participant does not hold the Common Shares in the course of carrying on a business and has not acquired them in one or more transactions considered to be an adventure in the nature of trade. Certain Plan participants who might not otherwise be considered to hold their Common Shares as capital property may, in certain circumstances, be entitled to make the irrevocable election under subsection 39(4) of the Tax Act to treat all of its "Canadian securities" as capital property. This summary is not applicable to a Plan participant that is a partnership or a "financial institution" as defined in the Tax Act for the purposes of the mark-to-market rules.

                             CANADIAN PARTICIPANTS

DIVIDENDS

All dividends reinvested on behalf of a Plan participant will be subject to the tax treatment accorded to taxable dividends received by the Plan participant on shares of a taxable Canadian corporation resident in Canada including the gross-up and dividend tax credit provisions in respect of individuals, the refundable tax under Part IV of the Tax Act in respect of private corporations, the refundable tax under section 123.3 of the Tax Act in respect of Canadian controlled private corporations and the deduction in computing taxable income in respect of dividends received by taxable Canadian corporations. The fact that dividends are reinvested pursuant to the Plan does not affect the taxability of such dividends to the Plan participant nor the status of any dividend as an "eligible dividend" under subsection 89(1) of the Tax Act.

CAPITAL GAINS

A Plan participant who disposes or is deemed to have disposed of Common Shares or a fractional interest therein will realize a capital gain (or capital loss) on the disposition in the amount by which the proceeds of disposition exceed (or are less than) the aggregate of the adjusted cost base of such shares or interest and any reasonable costs of disposition. For purposes of determining the adjusted cost base of any Common Shares disposed of, the cost of any Common Shares acquired by a Plan participant will be averaged with the cost of any other Common Shares owned by a Plan participant, regardless of whether such shares were acquired under the Plan or otherwise.

One-half of any capital gain realized by a Plan participant will be included in the Plan participant's income under the Tax Act for the year of disposition as a taxable capital gain. Subject to certain specific rules in the Tax Act, which reduce the capital loss arising on the disposition of the Common Shares by the amount of certain dividends received by the Plan participant, one-half of any capital loss realized on the disposition of a Common Share may be deducted against any capital gains realized by the Plan participant in the year of disposition, in the three preceding taxation years, or in any subsequent taxation year.

The amount of dividends received (exclusive of the gross-up) and 80% of the amount of capital gains realized are included in the adjusted taxable income, as defined in the Tax Act, of a Plan participant who is an individual for purposes of calculating the alternative minimum tax.

                           NON-RESIDENT PARTICIPANTS

DIVIDENDS

For the purposes of the Tax Act, any dividends paid or credited to the Agent for the account of a Plan participant resident outside of Canada in respect of such Plan participant's Common Shares will be subject to a non-resident withholding tax of 25% under the Tax Act. The rate may be subject to reduction under the provisions of any income tax treaty between Canada and the country in which the recipient is resident. For example, the rate of withholding tax will not exceed 15% in respect of dividends paid or credited to Plan participants who are residents of the United States for the purposes of the Canada-US Tax Treaty.

As a consequence of the withholding tax, the amount that may be reinvested in the Plan will be reduced by the amount of the tax withheld.

CAPITAL GAINS

A non-resident Plan participant is not subject to Canadian income tax under the Tax Act in respect of any capital gain realized on the disposition or deemed disposition of Common Shares acquired under the Plan, unless such shares are taxable Canadian property, as defined in the Tax Act, to the Plan participant. Generally speaking, the Common Shares acquired under the Plan will only be taxable Canadian property to a non-resident Plan participant if:

(a) at any time during the period of five years immediately preceding the disposition thereof, not less than 25% of the issued shares of any class of the capital stock of Nexen belonged to the non-resident Plan participant and/or persons with whom the non-resident Plan participant did not deal at arm's length; or

(b) the Common Shares are used by a non-resident Plan participant in carrying on business in Canada.

Where Common Shares represent taxable Canadian property to the non-resident Plan participant, any capital gain realized on a disposition or deemed disposition of such Common Shares will, except as otherwise provided in any income tax treaty between Canada and the country in which the Plan participant resides, be subject to taxation in Canada.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following summary describes certain United States federal income tax consequences which may be applicable to a U.S. Holder (as defined below) of Common Shares of the Company who participates in the Plan (as used in this section, a "U.S. Participant"). As used in this section, a "U.S. Holder" means a holder of Common Shares who or that is for United States federal income tax purposes (i) a citizen or resident of the United States, (ii) a corporation or other entity taxable as a corporation organized under the laws of the United States or any political subdivision thereof (including the States of the United States and the District of Columbia), (iii) an estate the income of which is subject to United States federal income taxation regardless of its source, (iv) a trust (1) the administration of which is subject to the primary supervision of a court within the United States and one or more United States persons has the authority to control all substantial decisions of the trust or (2) that has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person, or (v) any other person that is subject to United States federal income tax on its worldwide income.

This summary is based upon certain provisions of existing United States federal income tax law, including the Code (as defined below), administrative pronouncements, judicial decisions and Treasury Regulations, as in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. This summary assumes that each of the Common Shares are held as a capital asset as defined in Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"), in the hands of U.S. Holders at all relevant times. This summary assumes that the Company is not a "controlled foreign corporation" for United States federal income tax purposes. This summary does not discuss all aspects of United States federal income taxation that may be applicable to a U.S. Holder of Common Shares, nor does it address any aspects of foreign, state or local taxation. Furthermore, this summary does not discuss all the tax consequences that may be relevant to a U.S. Holder in light of such holder's particular circumstances, nor to U.S. Holders subject to special rules, including certain financial institutions, regulated investment companies, insurance companies, dealers in securities, tax-exempt organizations, persons who hold Common Shares as part of a position in a "straddle" or "appreciated financial position" or as part of a "hedging" or "conversion" transaction, persons that own or have owned, actually or constructively, 10% or more of the Common Shares, persons who acquired their Common Shares through the exercise or cancellation of employee stock options or otherwise as compensation for services, and U.S. Holders whose functional currency is not the U.S. dollar. The discussion below does not address the effect of any state, local or foreign tax law on a U.S. Participant. There can be no assurance that the United States Internal Revenue Service (the "IRS") will take a similar view as to any of the tax consequences described in this summary.

The following discussion is for general information only and is not intended to be, nor should it be construed to be, legal or tax advice to any holder or prospective holder of Common Shares of the Company and no opinion or representation with respect to the United States federal income tax consequences to any such holder or prospective holder is made. Holders of Common Shares are urged to consult their tax advisors with respect to the United States federal, state and local tax consequences, the foreign tax consequences and the non-tax consequences of the acquisition, ownership and disposition of Common Shares.

AMOUNT INCLUDABLE IN INCOME

The following discussion is applicable except to the extent that the "PFIC" rules (discussed below) apply and provide otherwise.

For United States federal income tax purposes, a U.S. Participant will be treated as receiving a distribution equal to the sum of (i) the fair market value as of the distribution payment date of Common Shares acquired pursuant to the Plan, and (ii) any Canadian taxes which we withhold with respect to the distribution. For purposes of this paragraph, the "fair market value" of Common Shares will generally be the average of the high and low sales prices for that date, as reported by the exchange on which the Common Shares are principally traded. A U.S. Holder who does not participate in the Plan, and who continues to receive cash dividends, will be treated as receiving a distribution equal to the sum of (i) the amount of cash he receives, and (ii) any Canadian taxes which we withhold with respect to the distribution. In either case, the distribution will be includable in the U.S. Participant's income as a taxable dividend to the extent of the Company's then-current and accumulated earnings and profits as determined for United States federal income tax purposes. Any such dividend paid before January 1, 2011 generally may qualify for the reduced United States federal income tax rates applicable to "qualified dividend income" if (a) the Company is eligible for the benefits of the Income Tax
Convention between the United States and Canada or the Common Shares are readily tradable on an established securities market in the United States, (b) the Company is not a PFIC, as defined below, for the taxable year in which the dividend is paid or the preceding taxable year, as discussed below, (c) the U.S. Participant is an individual, estate, or trust that satisfies certain holding period requirements with respect to the Common Shares, and (d) the U.S. Participant does not treat the dividend as "investment income" for purposes of the investment interest deduction rules. These dividends will not be eligible for the dividends received deduction, which is generally allowed to United
States   corporate   shareholders   on  dividends   received  from  a  domestic
corporation. Any portion of the distribution in excess of the Company's earnings and profits will first be treated as a tax-free return of capital to the extent of the U.S. Participant's tax basis in its Common Shares and will be applied against and reduce that basis on a dollar-for-dollar basis (thereby increasing the amount of gain and decreasing the amount of loss recognized on a subsequent disposition of Common Shares). To the extent that the distribution exceeds the U.S. Participant's tax basis, the excess will constitute gain from a sale or exchange of the Common Shares.

A U.S. Participant will not realize any taxable income upon the receipt of certificates for whole shares that were credited to the U.S. Participant's account either upon the U.S. Participant's request for certificates for certain of those shares or upon withdrawal from or termination of the Plan. Subject to the possible application of the "PFIC" rules discussed below, a U.S. Participant will generally recognize gain or loss upon the sale or exchange of our Common Shares equal to the difference (if any) between the amount the participant realizes on the sale or exchange and its adjusted tax basis in our Common Shares. Any gain or loss will be capital gain or loss and will be long-term capital gain or loss if the U.S. Participant's holding period for the units is more than one year at the time of the sale or exchange. U.S. Participants should consult their own tax advisors with respect to the tax treatment of the receipt of rights certificates pursuant to a rights offering.

FOREIGN CURRENCY GAINS

Taxable dividends with respect to our Common Shares that are paid in Canadian dollars will be included in the gross income of a U.S. Participant as translated into U.S. dollars calculated by reference to the exchange rate in effect on the day the dividend is received by the participant regardless of whether the Canadian dollars are converted into U.S. dollars at that time. A U.S. Participant who receives a payment in Canadian dollars and converts Canadian dollars into U.S. dollars at a conversion rate other than the rate in effect on the day of the distribution may have a foreign currency exchange gain or loss that would be treated as United States source ordinary income or loss. U.S. Participants are urged to consult their own tax advisors concerning the United States tax consequences of acquiring, holding and disposing of Canadian dollars.

In the case of a cash basis U.S. Participant who receives Canadian dollars, or another foreign currency, in connection with a sale, exchange or other disposition of our Common Shares, the amount realized will be based on the U.S. dollar value of the foreign currency received with respect to the units as determined on the settlement date of the sale or exchange. An accrual basis U.S. Participant may elect the same treatment required of cash basis taxpayers with respect to a sale or exchange of Common Shares, provided that the election is applied consistently from year to year. This election may not be changed without the consent of the IRS. If an accrual basis U.S. Participant does not elect to be treated as a cash basis taxpayer, that U.S. Participant may have a foreign currency gain or loss for United States federal income tax purposes because of differences between the U.S. dollar value of the currency received prevailing on the date of the sale or exchange of the trust units and the date of payment. This currency gain or loss would be treated as ordinary income or loss and would be in addition to gain or loss, if any, recognized by that U.S. Participant on the sale, exchange or other disposition of the units.

BASIS AND HOLDING PERIOD

A U.S. Participant's tax basis for Common Shares received pursuant to the Plan will equal the sum of the amount treated as a dividend upon the receipt of the Common Shares and any amount paid to acquire the Common Shares. A U.S. Participant's holding period for the Common Shares will begin on the day after the dividend payment date.

Passive Foreign Investment Company Status

AS STATED ABOVE, THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES FOR A U.S. PARTICIPANT WILL DEPEND TO A SIGNIFICANT EXTENT ON WHETHER THE COMPANY IS A PASSIVE FOREIGN INVESTMENT COMPANY ("PFIC") AT ANY TIME DURING THE U.S. PARTICIPANT'S HOLDING PERIOD OF OUR COMMON SHARES.

FOR UNITED STATES FEDERAL INCOME TAX PURPOSES, A FOREIGN CORPORATION IS CLASSIFIED AS A PFIC FOR EACH TAXABLE YEAR IN WHICH EITHER:

o at least 75% of its gross income is "passive" income (referred to as the "income test"); or
o at least 50% of the average value of its assets is attributable to assets that produce passive income or are held for the production of passive income (referred to as the "asset test").

For purposes of the income test and the asset test, if a foreign corporation owns directly or indirectly at least 25% (by value) of the stock of another corporation, that foreign corporation will be treated as if it held its proportionate share of the assets of the other corporation and received directly its proportionate share of the income of that other corporation. Also, for purposes of the income test and the asset test, passive income does not include any income that is interest, a dividend or a rent or royalty, which is received or accrued from a related person to the extent that amount is properly allocable to the income of the related person that is not passive income. For these purposes, a person is "related" with respect to a foreign corporation if that person controls the foreign corporation or is controlled by the foreign corporation or by the same persons that control the foreign corporation. For these purposes, "control" means ownership, directly or indirectly, of stock possessing more than 50% of the total voting power of all classes of stock entitled to vote or of the total value of stock of a corporation.

Passive income also includes the excess of gains over losses from some commodities transactions, including some transactions involving oil and gas. Under recently amended rules (first effective for 2005) net gains from commodities transactions will not be included in the definition of passive income if they are active business gains or losses from the sale of commodities. However, this exception will only apply if substantially all of the corporation's commodities are stock in trade or inventory of the corporation, property used in the trade or business of the corporation, or supplies used in the ordinary course of a trade or business of the corporation.

Both under these rules and definitions, and under rules applicable in 2004, we believe that: (i) the Company was not a PFIC in 2006; and (ii) neither the Company nor its subsidiaries will be a PFIC in 2007 or subsequent years. We note, however, that PFIC status is fundamentally factual in nature, generally cannot be determined until the close of the taxable year in question and is determined annually. Consequently, we can provide no assurance that we will not be a PFIC for either the current taxable year or for any subsequent taxable year. U.S. Participants are urged to consult their own tax advisors regarding our possible classification as a PFIC and the consequences if that classification were to occur.

If the Company was not a PFIC at any time during the U.S. Participant's holding period of our Common Shares, the United States federal income tax consequences to the participant will generally be as described above (see "Amount Includable in Income").

Tax Consequences if We Are or Have Been a PFIC During Your Holding Period

If the Company were treated as a PFIC, a U.S. Holder that does not make the "mark-to-market" election described below would be subject to additional tax as well as certain interest charges in respect of the deferral of tax for the period during which he held his Common Shares. Any such additional tax and interest charges would not be applicable until the disposition of the Common Shares or the receipt of certain dividends. In addition, among other tax consequences, gain realized on the disposition of such Common Shares would not be treated as capital gain, and the tax basis of the Common Shares held by a United States individual would not be stepped up to fair market value upon his death.

As an alternative, the PFIC rules enable a United States person who holds "marketable stock" of a PFIC to avoid the imposition of the additional tax and interest rules described above by making mark-to-market election in the first year of such United States person's holding period with respect to the stock in which the Company is a PFIC. Amounts included in income pursuant to this election will be treated as ordinary income, and any mark to market loss is treated as an ordinary deduction, but only to the extent of prior ordinary income pursuant to the election. The election, once made, generally applies to subsequent taxable years unless the stock ceases to be marketable. The statute does not address whether or not a mark-to-market election would continue to be applicable in a year in which a corporation ceases to meet the definition of a PFIC.

Foreign Tax Credits

REGARDLESS OF WHETHER THE DISTRIBUTION TO A U.S. PARTICIPANT UNDER THE PLAN IS SUBJECT TO TAX UNDER THE PFIC RULES OR AS DESCRIBED IN "Amount Includable in Income", ANY TAX WITHHELD BY CANADIAN TAXING AUTHORITIES WITH RESPECT TO THE DISTRIBUTION UNDER THE PLAN MAY, SUBJECT TO A NUMBER OF COMPLEX LIMITATIONS, BE CLAIMED AS A FOREIGN TAX CREDIT AGAINST A U.S. PARTICIPANT'S UNITED STATES FEDERAL INCOME TAX LIABILITY OR MAY BE CLAIMED AS A DEDUCTION FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. THE LIMITATION ON FOREIGN TAXES ELIGIBLE FOR CREDIT IS CALCULATED SEPARATELY WITH RESPECT TO SPECIFIC CLASSES OF INCOME. FOR THIS PURPOSE, DIVIDENDS THE COMPANY DISTRIBUTES WITH RESPECT TO COMMON SHARES

WILL BE "PASSIVE INCOME" OR, IN THE CASE OF CERTAIN U.S. PARTICIPANTS, "FINANCIAL SERVICES INCOME" FOR TAXABLE YEARS BEGINNING BEFORE JANUARY 1, 2007. FOR TAXABLE YEARS BEGINNING AFTER DECEMBER 31, 2006, DIVIDENDS GENERALLY WILL BE "PASSIVE CATEGORY INCOME" OR "GENERAL CATEGORY INCOME" FOR PURPOSES OF COMPUTING THE FOREIGN TAX CREDIT ALLOWABLE TO A U.S. PARTICIPANT. BECAUSE OF THE COMPLEXITY OF THOSE LIMITATIONS, EACH U.S. PARTICIPANT SHOULD CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE AMOUNT OF FOREIGN TAXES THAT MAY BE CLAIMED AS A CREDIT.

United States Information Reporting and Backup Withholding

DIVIDENDS ON OUR COMMON SHARES PAID WITHIN THE UNITED STATES OR THROUGH SOME UNITED STATES-RELATED FINANCIAL INTERMEDIARIES ARE SUBJECT TO INFORMATION REPORTING AND MAY BE SUBJECT TO BACKUP WITHHOLDING, CURRENTLY AT A 28% RATE, UNLESS THE HOLDER IS A CORPORATION OR OTHER EXEMPT RECIPIENT OR PROVIDES A TAXPAYER IDENTIFICATION NUMBER AND CERTIFIES THAT NO LOSS OF EXEMPTION FROM BACKUP WITHHOLDING HAS OCCURRED. INFORMATION REPORTING REQUIREMENTS AND BACKUP WITHHOLDING MAY ALSO APPLY TO THE CASH PROCEEDS OF A SALE OF OUR COMMON SHARES.

Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules may be credited against a U.S. Participant's United States tax liability, and a participant may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS.

The Company believes that the foregoing is an accurate summary of the United States federal income tax consequences of participation in the Plan as of the date of this prospectus, but U.S. Participants should consult with their own tax advisors for advice applicable to their particular situations with respect to participation in the Plan and the subsequent disposal by them of Common Shares purchased pursuant to the Plan, including, without limitation, the foreign, state, and local tax consequences (if any) thereof.

                 DESCRIPTION OF COMMON SHARES TO BE REGISTERED

The Common Shares to be offered by this prospectus will be offered to our shareholders pursuant to participation in the Plan. The Common Shares are currently listed on the TSX and the New York Stock Exchange.

The holders of Common Shares are entitled to one vote for each such share at all meetings of shareholders except meetings at which only holders of another class or series of shares are entitled to vote. Subject to the prior rights of the holders of Preferred Shares (see "- Limitations on Rights of Shareholders Arising From Other Nexen Securities") holders of Common Shares are entitled to receive any dividends declared by the directors on the Common Shares and are entitled to receive our remaining property in the event of our dissolution.

The following table sets forth the price ranges of the Common Shares on the New York Stock Exchange ("NYSE") and the TSX through May 3, 2007:

                                                                        TSX                                 NYSE
                                                                        ---                                 ----
                                                                   Common Shares                       Common Shares

                                                               HIGH             LOW               HIGH               LOW
                                                               ----             ---               ----               ---

                                                              Cdn.$            Cdn.$             U.S.$              U.S.$
2002

                Full Year......................               42.40            29.98             27.89              18.61

2003

                Full Year......................               46.94            28.50             36.28              19.90

2004

                Full Year......................               57.80            45.11             45.87              34.36

2005

             First Quarter.....................               69.10            48.02             56.89              39.04

             Second Quarter(1).................               68.30            29.98             55.76              23.79

             Third Quarter.....................               59.60            40.86             50.94              33.72

             Fourth Quarter....................               59.00            44.89             50.51              37.82

                Full Year......................               69.10            29.98             56.89              23.79

2006

             First Quarter.....................               66.95            54.40             58.51              47.25

             Second Quarter....................               69.00            51.83             61.00              46.45

             Third Quarter.....................               70.55            53.71             62.88              47.84

             Fourth Quarter....................               64.20            59.06             57.72              48.93

                Full Year......................               70.55            51.83             62.88              46.45

2007

             First Quarter.....................               74.84            59.68             63.62              50.77

             Second Quarter (through May 3, 2007)
                                                              72.87            66.08             64.04              59.33

Monthly price range for the last six months

             November, 2006....................               62.53            59.06             54.83              51.48

             December, 2006....................               64.20            60.00             55.01              51.81

             January, 2007.....................               74.84            59.68             63.62              50.77


                                                                        TSX                                 NYSE
                                                                        ---                                 ----
                                                                   Common Shares                       Common Shares

                                                               HIGH             LOW               HIGH               LOW
                                                               ----             ---               ----               ---

                                                              Cdn.$            Cdn.$             U.S.$              U.S.$

             February, 2006........................           73.35            65.50             62.03              56.42

             March, 2007...........................           71.98            63.99             62.11              54.49

             April, 2007...........................           72.87            66.08             64.04              59.33

             May, 2007 (through May 3, 2007).......           68.00            66.45             61.38              60.00

-------------
(1) Effective April 28, 2005 we completed a two-for-one share split of our Common Shares. Our Common Shares commenced trading on a divided basis on the TSX on May 10, 2005 and on the NYSE May 18, 2005.

                                    EXPENSES

The expenses in connection with the issuance and distribution of the Common Shares being offered are as follows:


Securities and Exchange Commission Registration Fee........     U.S. $3,770.00

Legal Fees and Expenses....................................        $101,230.00

Blue Sky Fees and Expenses.................................              $0.00

Stock Exchange Listing Fees................................        $145,000.00

Printing Fees..............................................              $0.00

    Total..................................................   U.S. $250,000.00

*Estimated

                 LIMITATIONS ON RIGHTS OF SHAREHOLDERS ARISING
                          FROM OTHER NEXEN SECURITIES

We are authorized to issue an unlimited number of Common Shares without nominal or par value and an unlimited number of Class A preferred shares, issuable in series ("Preferred Shares"). Information regarding the number of Common Shares and Preferred Shares authorized and issued is contained in the notes to our Consolidated Financial Statements incorporated in this prospectus by reference to our Amended Annual Report on Form 10-K.

The Preferred Shares, as a class, have the following rights, privileges, restrictions and conditions. The Preferred Shares may be issued in series. Prior to the issuance of any series of Preferred Shares, the directors must fix the number of shares in, the designation of and the rights, restrictions, conditions and limitations attaching to the shares of such series. With respect to dividends and the distribution of assets in the event of our liquidation, dissolution or winding-up, the Preferred Shares of each series rank equally with the Preferred Shares of every other series and are entitled to preference over the Common Shares. The Preferred Shares of any series also are entitled to such other preferences over the Common Shares of any other class ranking junior to the Preferred Shares as may be determined by the directors as to the respective series.

                                INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Nexen pursuant to the applicable provisions, Nexen has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                                 LEGAL MATTERS

The validity of the Common Shares being offered by this prospectus will be passed upon for us by Blake, Cassels & Graydon LLP, Calgary, Alberta. Blake, Cassels & Graydon LLP have, in addition, reviewed the statements made herein as to matters of Canadian tax law and as to the enforceability in Canada of liabilities under the federal securities laws of the United States. The statements made in this prospectus as to matters of United States tax law have been reviewed for us by Paul, Weiss, Rifkind, Wharton & Garrison, New York, New York.

                                    EXPERTS

The consolidated financial statements incorporated in this registration statement by reference to the Company's Amended Annual Report on Form 10-K, have been so incorporated in reliance upon the report of Deloitte & Touche LLP, independent registered chartered accountants, as experts in auditing and accounting.

DeGolyer and MacNaughton, McDaniel & Associates Consultants Ltd., Ryder Scott Company and William M. Cobb & Associates, Inc., have evaluated and/or audited our reserves, as applicable, in their capacity as independent reserves evaluators, and each has provided an opinion or opinions dated January 24, 2007, January 30, 2007, January 19, 2007 and January 19, 2007 respectively, as more particularly described in our Amended Annual Report on Form 10-K, incorporated by reference herein. The statements as to our reserves, which are incorporated by reference herein, have been so incorporated by reference upon the authority, as experts, of DeGolyer and MacNaughton, McDaniel & Associates Consultants Ltd., Ryder Scott Company and William M. Cobb & Associates, Inc.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.         INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 124 of the CANADA BUSINESS CORPORATIONS ACT (the "Act") provides as follows:

124. (1) Indemnification - A corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or another individual who acts or acted at the corporation's request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity.

(2) Advance of costs - A corporation may advance moneys to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to in subsection (1). The individual shall repay the moneys if the individual does not fulfil the conditions of subsection (3).

(3) Limitation - A corporation may not indemnify an individual under subsection (1) unless the individual

        (a) acted honestly and in good faith with a view to the best interests of the corporation, or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the corporation's request; and

        (b)     in  the  case  of  a  criminal  or  administrative   action  or
                proceeding  that  is  enforced  by  a  monetary  penalty,   the
                individual had reasonable grounds for believing that the individual's conduct was lawful.

(4) Indemnification in derivative actions - A corporation may with the approval of a court, indemnify an individual referred to in subsection (1), or advance moneys under subsection (2), in respect of an action by or on behalf of the corporation or other entity to procure a judgment in its favour, to which the individual is made a party because of the individual's association with the corporation or other entity as described in subsection (1) against all costs, charges and expenses reasonably incurred by the individual in connection with such action, if the individual fulfills the conditions set out in subsection
(3).

(5) Right to indemnity - Despite subsection (1), an individual referred to in that subsection is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defence of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual's association with the corporation or other entity as described in subsection (1), if the individual seeking indemnity

        (a) was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done; and

        (b)     fulfills the conditions set out in subsection (3).

(6) Insurance - A corporation may purchase and maintain insurance for the benefit of an individual referred to in subsection (1) against any liability incurred by the individual

        (a) in the individual's capacity as a director or officer of the corporation; or

        (b) in the individual's capacity as a director or officer, or similar capacity, of another entity, if the individual acts or acted in that capacity at the corporation's request.

(7) Application to court - A corporation, an individual or an entity referred to in subsection (1) may apply to a court for an order approving an indemnity under this section and the court may so order and make any further order that it sees fit.

(8) Notice to Director - An applicant under subsection (7) shall give the Director notice of the application and the Director is entitled to appear and be heard in person or by counsel.

(9) Other notice - On an application under subsection (7) the court may order notice to be given to any interested person and the person is entitled to appear and be heard in person or by counsel.

Section 7 of Bylaw No. 3 of Nexen Inc. (the "Corporation") contains the following provisions with respect to indemnification of the Corporation's directors and officers and with respect to certain insurance maintained by the Corporation with respect to its indemnification obligations:

7.01 Limitation of Liability - Every director and officer of the Corporation shall act honestly and in good faith with a view to the best interests of the Corporation and shall exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances, including reliance in good faith on:

        (a) financial statements of the Corporation represented to the director by an officer of the Corporation or in a written report of the auditor of the Corporation fairly to reflect the financial condition of the Corporation; or

        (b) a report of a person whose profession lends credibility to a statement made by the professional person.

Subject to the above provisions, no director or officer is liable for the acts, receipts, neglects or defaults of any other director, officer or employee, or for joining in any receipt or other act for conformity, or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired for or on behalf of the Corporation, or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Corporation are invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any of the moneys, securities or effects of the Corporation are deposited, or for any loss occasioned by any error of judgement or oversight on the part of the director or officer, or for any other loss, damage or misfortune which happens in the execution of the duties of the office of director or officer; provided that nothing in this section relieves any director or officer from the duty to act in accordance with the Act or from liability for any breach of the Act.

7.02 Indemnity - Subject to the provisions of the Act, the Corporation shall indemnify a director or officer, a former director or officer, or another individual who acts or acted at the Corporation's request as a director or officer, or an individual acting in a similar capacity of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgement, reasonably incurred by the individual in respect of any civil, criminal, administrative or investigative action or other proceeding in which the individual is involved because of that association with the Corporation or other entity if, exercising the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances:
(a) the individual acted honestly and in good faith with a view to the best interests of the Corporation or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the Corporation's request, and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual's conduct was lawful. The Corporation shall also indemnify any such person in such other circumstances as the Act or law permits or requires. Nothing in this by-law limits the right of any person entitled to indemnity to claim indemnity apart from the provisions of this by-law to the extent permitted by the Act or law.

7.03 Advance of Costs - The Corporation may advance money to any director, officer or other individual for the costs, charges and expenses of a proceeding referred to in section 7.02. The individual, however, shall repay the money to the Corporation if the individual does not fulfil the conditions set out in subsection 7.02(a) and, as applicable, subsection 7.02(b).

7.04 Insurance - Subject to the Act, the Corporation may purchase and maintain insurance for the benefit of any person referred to in section 7.02 against any liability incurred by such person in their capacity as a director or officer of the Corporation or of another body corporate where the individual acts or acted in that capacity at the Corporation's request.

The directors and officers of the Corporation are indemnified by the Corporation as required by the Corporation's By-laws. The Corporation maintains a directors' and officers' liability policy which provides coverage to the Corporation for all directors' and officers' related claims, losses and cost in any year to a limit of U.S. $130,000,000 with a U.S. $12,500,000 deductible.

Insofar as indemnification for liabilities arising under the Securities Act of 1993 may be permitted to directors, officers or persons controlling the Corporation pursuant to the foregoing provisions, the Corporation has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1993 and is therefore unenforceable.

Item 9.         EXHIBITS

                2.2      -     Agreement  for the Sale and  Purchase  of EnCana
                               (U.K.)  Limited,  between EnCana (U.K.) Holdings
                               Limited and Nexen Energy Holdings  International
                               Limited dated October 28, 2004 (filed as Exhibit
                               2.1 to Form 8-K dated October 29, 2004)

                4.01     -     Acquisition  Agreement  between the  Registrant,
                               Occidental  Petroleum  Corporation  and  Ontario
                               Teachers'  Pension  Plan  Board,  dated March 1,
                               2000 (filed as Exhibit 4.29 to Form 10-K for the year ended December 31, 1999)

                4.02     -     Trust Indenture dated April 28, 1998 between the
                               Registrant   and  CIBC  Mellon   Trust   Company
                               providing for the issue of debt securities from time to time (filed as Exhibit 4.42 to Form 10-K for the year ended December 31, 2003)

                4.03     -     First  Supplemental  Indenture  dated  April 28,
                               1998 to the Trust Indenture dated April 28, 1998 between the Registrant and CIBC Mellon Trust
                               Company pertaining to the issuance of US$200 million, 7.40% notes due 2028 (filed as Exhibit
                               4.43 to Form  10-K for the year  ended  December
                               31, 2003)

                4.04     -     Third  Supplemental  Indenture  dated  March 11,
                               2002 to the Trust Indenture dated April 28, 1998
                               between the  Registrant  and CIBC  Mellon  Trust
                               Company  pertaining  to  the  issuance  of  $500
                               million,  7.85% notes due 2032 (filed as Exhibit
                               4.46 to Form  10-K for the year  ended  December
                               31, 2003)

                4.05     -     Subordinated  Debt  Indenture  dated November 4,
                               2003 between the  Registrant  and Deutsche  Bank
                               Trust Company Americas, pertaining to the issue of subordinated notes from time to time (filed as Exhibit 4.47 to Form 10-K for the year ended
                               December 31, 2003)

                4.06     -     Officer's  Certificate  dated  November  4, 2003
                               pursuant  to  the  Subordinated  Debt  Indenture
                               dated  November 4, 2003  between the  Registrant
                               and  Deutsche  Bank  Trust   Company   Americas,
                               pertaining to the issuance of US$460 million, 7.35% subordinated notes due 2043 (filed as Exhibit 4.48 to Form 10-K for the year ended
                               December 31, 2003)

                4.07     -     Fourth Supplemental Indenture dated November 20,
                               2003 to the  Trust  Indenture  dated  April  28,
                               1998,  between  the  Registrant  and CIBC Mellon
                               Trust Company pertaining to the issuance of US$500 million, 5.05% notes due 2013 (filed as Exhibit 4.51 to Form 10-K for the year ended
                               December 31, 2003)

                4.08     -     Fifth  Supplemental  Indenture  dated  March 10,
                               2005 to the  Trust  Indenture  dated  April  28,
                               1998,  between  the  Registrant  and CIBC Mellon
                               Trust Company pertaining to the issuance of US$250 million, 5.20% notes due 2015 and the issuance of US$790 million, 5.875% notes due
                               2035  (filed as  Exhibit  10.1 to Form 8-K dated
                               March 11, 2005)

                4.09     -     Amended  and  Restated  Shareholder  Rights Plan
                               Agreement  dated  April  27,  2005  between  the
                               Registrant  and CIBC Mellon  Trust  Company,  as
                               Rights Agent,  which includes the Form of Rights
                               Certificate  as Exhibit A (filed as Exhibit 4.54
                               to Form  10-K for the year  ended  December  31,
                               2005)

                5.1      -     Opinion  of Blake,  Cassels & Graydon  LLP as to
                               the legality of the securities being registered

                8.1      -     Opinion  of  Paul,  Weiss,  Rifkind,  Wharton  &
                               Garrison regarding U.S. tax matters

                23.1     -     Consent of Deloitte & Touche LLP

                23.2     -     Consent   of  Blake,   Cassels  &  Graydon   LLP
                               (contained in Exhibit 5.1)

                23.3     -     Consent  of  Paul,  Weiss,  Rifkind,  Wharton  &
                               Garrison (contained in Exhibit 8.1)

                23.4     -     Consent of William M. Cobb & Associates, Inc.

                23.5     -     Consent of Ryder Scott Company, L.P.

                23.6     -     Consent of McDaniel & Associates Consultants Ltd.

                23.7     -     Consent of DeGolyer and MacNaughton.

                24.1     -     Power of  Attorney  (included  on the  signature
                               pages to this registration statement)

Item 10.        UNDERTAKINGS

(a)     The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     To  include  any  prospectus   required  by  section  10(a)(3)  of  the
Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii) To include any material information with respect to the Plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, THAT:

(A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

(B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(C) PROVIDED FURTHER, HOWEVER, THAT PARAGRAPHS (A)(1)(I) AND (A)(1)(II) DO NOT APPLY IF THE REGISTRATION STATEMENT IS FOR AN OFFERING OF ASSET-BACKED SECURITIES ON FORM S-1 OR FORM S-3, AND THE INFORMATION REQUIRED TO BE INCLUDED IN A POST-EFFECTIVE AMENDMENT IS PROVIDED PURSUANT TO ITEM 1100(C) OF REGULATION AB.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, PROVIDED that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Section 210.3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)     If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)     Each  prospectus  required  to be  filed  pursuant  to Rule  424(b)(2),
(b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of 314 securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. PROVIDED, HOWEVER, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. PROVIDED, HOWEVER, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                                 SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Canada on May 7, 2007.

                                 NEXEN INC.


                                 By: /s/ Charles W. Fischer
                                     --------------------------
                                     Charles W. Fischer
                                     President, Chief Executive Officer
                                     and Director (Principal Executive Officer)




                               POWERS OF ATTORNEY

Each person whose signature appears below constitutes and appoints John B. McWilliams and Charles W. Fischer his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or ail amendments, including, without limitation, post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on May 7, 2007.


/s/ Dennis G. Flanagan                 /s/ Charles W. Fischer
------------------------------         --------------------------------
Dennis G. Flanagan, Director           Charles W. Fischer
                                       President, Chief Executive Officer and
                                       Director (Principal Executive Officer)


/s/ David A. Hentschel                 /s/ Marvin F. Romanow
------------------------------         --------------------------------
David A. Hentschel, Director           Marvin F. Romanow
                                       Executive Vice President and
                                       Chief Financial Officer
                                       (Principal Financial Officer)


/s/ S. Barry Jackson                   /s/ Brendon T. Muller
------------------------------         --------------------------------
S. Barry Jackson, Director             Brendon T. Muller
                                       Controller
                                       (Principal Accounting Officer)


/s/ Kevin J. Jenkins                   /s/ John B. Mcwilliams
------------------------------         --------------------------------
Kevin J. Jenkins, Director             John B. McWilliams
                                       Senior Vice President, General
                                       Counsel and Secretary

/s/ Eric P. Newell                     /s/ Kevin J. Reinhart
------------------------------         --------------------------------
Eric P. Newell, Director               Kevin J. Reinhart
                                       Vice President, Corporate
                                       Planning and Business Development


/s/ Thomas C. O'Neill
------------------------------
Thomas C. O'Neill, Director


/s/ Francis M. Saville
------------------------------
Francis M. Saville, Director


/s/ Richard M. Thomson
------------------------------
Richard M. Thomson, Director


/s/ John M. Willson
------------------------------
John M. Willson, Director


/s/ A. Anne McLellan
------------------------------
A. Anne McLellan, Director


/s/ Victor J. Zaleschuk
------------------------------
Victor J. Zaleschuk, Director

Pursuant to the requirements of Section 8(a) of the Securities Act, the undersigned has signed this registration statement solely in the capacity of the duly authorized representative of the Registrant in the United States on May 7, 2007.

                                            NEXEN PETROLEUM U.S.A. INC.


                                            By: /s/ Douglas B. Otten
                                                ------------------------
                                                Douglas B. Otten
                                                Senior Vice-President,
                                                U.S. Oil & Gas

                               INDEX TO EXHIBITS


EXHIBITS

   2.2      -     Agreement for the Sale and Purchase of EnCana (U.K.) Limited,
                  between  EnCana  (U.K.)  Holdings  Limited  and Nexen  Energy
                  Holdings International Limited dated October 28, 2004 (filed as Exhibit 2.1 to Form 8-K dated October 29, 2004)

   4.01     -     Acquisition  Agreement  between  the  Registrant,  Occidental
                  Petroleum  Corporation  and Ontario  Teachers'  Pension  Plan
                  Board,  dated  March 1, 2000  (filed as Exhibit  4.29 to Form
                  10-K for the year ended December 31, 1999)

   4.02     -     Trust  Indenture  dated April 28, 1998 between the Registrant and CIBC Mellon Trust Company providing for the issue of debt securities from time to time (filed as Exhibit 4.42 to Form
                  10-K for the year ended December 31, 2003)

   4.03     -     First  Supplemental  Indenture  dated  April 28,  1998 to the
                  Trust Indenture dated April 28, 1998 between the Registrant and CIBC Mellon Trust Company pertaining to the issuance of US$200 million, 7.40% notes due 2028 (filed as Exhibit 4.43 to Form 10-K for the year ended December 31, 2003)

   4.04     -     Third  Supplemental  Indenture  dated  March 11,  2002 to the
                  Trust Indenture dated April 28, 1998 between the Registrant and CIBC Mellon Trust Company pertaining to the issuance of $500 million, 7.85% notes due 2032 (filed as Exhibit 4.46 to
                  Form 10-K for the year ended December 31, 2003)

   4.05     -     Subordinated  Debt  Indenture  dated November 4, 2003 between the Registrant and Deutsche Bank Trust Company Americas, pertaining to the issue of subordinated notes from time to time (filed as Exhibit 4.47 to Form 10-K for the year ended
                  December 31, 2003)

   4.06     -     Officer's  Certificate dated November 4, 2003 pursuant to the
                  Subordinated  Debt  Indenture  dated November 4, 2003 between the  Registrant  and Deutsche  Bank Trust  Company  Americas,
                  pertaining   to  the  issuance  of  US$460   million,   7.35%
                  subordinated  notes due 2043  (filed as Exhibit  4.48 to Form
                  10-K for the year ended December 31, 2003)

   4.07     -     Fourth Supplemental  Indenture dated November 20, 2003 to the
                  Trust Indenture dated April 28, 1998, between the Registrant and CIBC Mellon Trust Company pertaining to the issuance of US$500 million, 5.05% notes due 2013 (filed as Exhibit 4.51 to Form 10-K for the year ended December 31, 2003)

   4.08     -     Fifth  Supplemental  Indenture  dated  March 10,  2005 to the
                  Trust Indenture dated April 28, 1998, between the Registrant and CIBC Mellon Trust Company pertaining to the issuance of US$250 million, 5.20% notes due 2015 and the issuance of US$790 million, 5.875% notes due 2035 (filed as Exhibit 10.1 to Form 8-K dated March 11, 2005)

   4.09     -     Amended and Restated  Shareholder Rights Plan Agreement dated
                  April 27, 2005 between the  Registrant  and CIBC Mellon Trust
                  Company,  as Rights Agent,  which includes the Form of Rights
                  Certificate as Exhibit A (filed as Exhibit 4.54 to Form 10-K for the year ended December 31, 2005)

   5.1      -     Opinion of Blake, Cassels & Graydon LLP as to the legality of the securities being registered

   8.1      -     Opinion of Paul, Weiss, Rifkind, Wharton & Garrison regarding
                  U.S. tax matters

   23.1     -     Consent of Deloitte & Touche LLP

   23.2     -     Consent of Blake, Cassels & Graydon LLP (contained in Exhibit
                  5.1)

   23.3     -     Consent  of  Paul,   Weiss,   Rifkind,   Wharton  &  Garrison
                  (contained in Exhibit 8.1)

   23.4     -     Consent of William M. Cobb & Associates, Inc.

   23.5     -     Consent of Ryder Scott Company, L.P.

   23.6     -     Consent of McDaniel & Associates Consultants Ltd.

   23.7     -     Consent of DeGolyer and MacNaughton.

   24.1     -     Power of Attorney  (included on the  signature  pages to this registration statement)